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                                                                  EXHIBIT (i)(1)



                           KIRKPATRICK & LOCKHART LLP
                         1800 MASSACHUSETTS AVENUE, N.W.
                            WASHINGTON, DC 20036-1800
                             TELEPHONE: 202/778-9000

ARTHUR J. BROWN
(202) 778-9046
BROWNAJ@KL.COM

                                December 30, 1998


AIM Investment Funds
11 Greenway Plaza
Suite 100
Houston, Texas  77046

Ladies and Gentlemen:

         We have acted as counsel to AIM Investment Funds, a Delaware business trust (the "Trust"), in connection with Post-Effective Amendment No. 56 ("PEA") to the Trust's Registration Statement on Form N-1A (File No. 33-19338) relating to the issuance and sale of Shares of the Trust. You have requested our opinion with respect to the matters set forth below.

         In this opinion letter, the term "Shares" refers to the Class C shares of beneficial interest in each series of the Trust listed in Schedule A attached to this opinion letter (each, a "Portfolio"), that may be issued during the time that the PEA is effective and has not been superseded by another post-effective amendment.

         In connection with rendering the opinions set forth below, we have examined copies, believed by us to be genuine, of the Trust's Agreement and Declaration of Trust dated as of May 7, 1998 (the "Agreement"), and Bylaws, and any amendments thereto, and such other documents relating to its organization and operation as we have deemed relevant to our opinions, as set forth herein. With respect to matters governed by the laws of the State of Delaware (excluding the securities laws thereof), we have relied solely on the opinion letter of Potter Anderson & Corroon LLP, special Delaware counsel to the Trust, an executed copy of which is appended hereto as Exhibit A.

         The opinions set forth in this letter are limited to the laws and facts in existence on the date hereof, and are further limited to the laws (other than laws relating to choice of law) of the State of Delaware that in our experience are normally applicable to the issuance of shares of beneficial interest by business trusts and to the Securities Act of 1933, as amended (the "1933 Act"), the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder.




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AIM Investment Funds
December 30, 1998
Page 2


         Based on and subject to the foregoing, and the additional qualifications and other matters set forth below, it is our opinion that as of the date hereof the Shares, when sold in accordance with the terms contemplated by the PEA, including receipt by the Trust of full payment for the Shares and compliance with the 1933 Act and 1940 Act, will have been validly issued and will be fully paid and non-assessable.

         We are furnishing this opinion letter to you solely in connection with the issuance of the Shares. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without specific prior written consent.

         The foregoing opinions are rendered as of the date of this letter, except as otherwise indicated. We assume no obligation to update or supplement our opinions to reflect any changes of law or fact that may occur.

         We hereby consent to this opinion letter accompanying the PEA when it is filed with the SEC and to the reference to our firm in the statements of additional information that are being filed as part of such PEA.



                                        Very truly yours,

                                        KIRKPATRICK & LOCKHART LLP



                                        By: /s/ ARTHUR J. BROWN
                                           ------------------------------------
                                            Arthur J. Brown





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                                   SCHEDULE A

                              AIM INVESTMENT FUNDS
                           AIM Developing Markets Fund
                         AIM Global Growth & Income Fund
                         AIM Latin American Growth Fund
                 AIM Global Consumer Products and Services Fund
                       AIM Global Financial Services Fund
                           AIM Global Health Care Fund
                         AIM Global Infrastructure Fund
                            AIM Global Resources Fund
                       AIM Global Telecommunications Fund
                        AIM Global Government Income Fund
                         AIM Emerging Markets Debt Fund
                            AIM Strategic Income Fund